Exhibit 22.1

List of Guarantor Subsidiaries

The following subsidiaries of D.R. Horton, Inc. (the “Company”) were, as of June 30, 2026, guarantors of the Company’s 1.3% senior notes due 2026, 1.4% senior notes due 2027, 4.85% senior notes due 2030, 5.0% senior notes due 2034 and 5.5% senior notes due 2035.

Exact Name of Guarantor Subsidiary	Jurisdiction of Formation

C. Richard Dobson Builders, Inc.	Virginia
CH Investments of Texas, Inc. (f/k/a CH Investments of Texas II, Inc.)	Delaware
CHTEX of Texas, Inc.	Delaware
Continental Homes, Inc.	Delaware
Continental Homes of Texas, L.P.	Texas
Continental Residential, Inc. (f/k/a L&W Investments, Inc.)	California
DHI Construction LLC (f/k/a SHA Construction LLC)	Delaware
D.R. Horton - Abrams Crossing, LLC (f/k/a Regrem LIV, LLC)	Delaware
D.R. Horton - CHAustin, LLC (f/k/a DRH Regrem XXXII, LLC)	Delaware
D.R. Horton - Cleveland, LLC (f/k/a DRH Regrem LIII, LLC)	Delaware
D.R. Horton - Colorado, LLC (f/k/a DRH Regrem XXXV, LLC)	Delaware
D.R. Horton - Corpus Christi, LLC (f/k/a DRH Regrem XLII, LLC)	Delaware
D.R. Horton - Crown, LLC (f/k/a DRH Regrem XXVII, LLC)	Delaware
D.R. Horton - Emerald, Ltd. (f/k/a DRH Regrem VI, LP)	Texas
D.R. Horton - Georgia, LLC (f/k/a DRH Regrem XXX, LLC)	Delaware
D.R. Horton - Highland, LLC (f/k/a DRH Regrem XXXIX, LLC)	Delaware
D.R. Horton - Houston, LLC (f/k/a DRH Regrem XLIX, LLC)	Delaware
D.R. Horton - Indiana, LLC (f/k/a DRH Regrem XXXVI, LLC)	Delaware
D.R. Horton - Iowa, LLC (f/k/a DRH Regrem XXXVIII, LLC)	Delaware
D.R. Horton - Nebraska, LLC (f/k/a DRH Regrem XLIV, LLC)	Delaware
D.R. Horton - NW Arkansas, LLC (f/k/a DRH Regrem XLV, LLC)	Delaware
D.R. Horton - Pensacola, LLC (f/k/a DRH Regrem XLVI, LLC)	Delaware
D.R. Horton - Permian, LLC (f/k/a DRH Regrem XXXIII, LLC)	Delaware
D.R. Horton - Regent, LLC (f/k/a DRH Regrem XXVI, LLC)	Delaware
D.R. Horton - Springfield, LLC (f/k/a DRH Regrem XLVIII, LLC)	Delaware
D.R. Horton - Terramor, LLC (f/k/a DRH Regrem XL, LLC)	Delaware
D.R. Horton - Texas, Ltd.	Texas
D.R. Horton - Tulsa, LLC (f/k/a DRH Regrem LI, LLC)	Delaware

Exact Name of Guarantor Subsidiary	Jurisdiction of Formation

D.R. Horton - WPA, LLC (f/k/a DRH Regrem L, LLC)	Delaware
D.R. Horton - WPH, LLC (f/k/a (i) D.R. Horton - Atlanta, LLC and (ii) DRH Regrem XXIX, LLC)	Delaware
D.R. Horton - Wyoming, LLC (f/k/a DRH Regrem XLIII, LLC)	Delaware
D.R. Horton, Inc. - Birmingham	Alabama
D.R. Horton, Inc. -Chicago	Delaware
D.R. Horton, Inc. - Dietz-Crane (f/k/a DRH Regrem I, Inc.)	Delaware
D.R. Horton, Inc. - Greensboro	Delaware
D.R. Horton, Inc. - Gulf Coast (f/k/a DRH Regrem V, Inc.)	Delaware
D.R. Horton, Inc. - Huntsville (f/k/a DRH Regrem XIII, Inc.)	Delaware
D.R. Horton, Inc. - Jacksonville (f/k/a D.R. Horton, Inc. - San Diego)	Delaware
D.R. Horton, Inc. - Louisville (f/k/a D.R. Horton, Inc. - Albuquerque)	Delaware
D.R. Horton, Inc. - Midwest (f/k/a (i) DRH Cambridge Homes, Inc. and (ii) D.R. Horton Sacramento Management Company, Inc.)	California
D.R. Horton, Inc. - Minnesota	Delaware
D.R. Horton, Inc. - New Jersey	Delaware
D.R. Horton, Inc. - Portland	Delaware
D.R. Horton, Inc. - Torrey	Delaware
D.R. Horton BAY, Inc. (f/k/a (i) D.R. Horton OCI, Inc., (ii) D.R. Horton Orange County, Inc. and (iii) DRH Regrem IX, Inc.)	Delaware
D.R. Horton CA2, Inc. (f/k/a D.R. Horton, Inc. - Sacramento)	California
D.R. Horton CA3, Inc. (f/k/a (i) DRH Regrem IV, Inc. and (ii) D.R. Horton, Inc. - Fresno)	Delaware
D.R. Horton CA4, LLC (f/k/a DRH Regrem XXXI, LLC)	Delaware
D.R. Horton CA5, Inc. (f/k/a DRH Regrem XIV, Inc.)	Delaware
D.R. Horton Cruces Construction, Inc. (f/k/a DRH Regrem XI, Inc.)	Delaware
D.R. Horton Hawaii LLC (f/k/a D.R. Horton - Schuler Homes, LLC)	Delaware
D.R. Horton LA North, Inc. (f/k/a DRH Regrem X, Inc.)	Delaware
D.R. Horton Los Angeles Holding Company, Inc.	California
D.R. Horton Management Company, Ltd. (f/k/a Meadows Management Company, Ltd.)	Texas
D.R. Horton Materials, Inc. (f/k/a DRH Regrem III, Inc.)	Delaware
D.R. Horton Serenity Construction, LLC (f/k/a DRH Regrem VIII, LLC)	Delaware
D.R. Horton VEN, Inc. (f/k/a (i) D.R. Horton LAV, Inc. and (ii) D.R. Horton San Diego Holding Company, Inc.)	California
DRH - Greenville, LLC (f/k/a DRH Regrem LII, LLC)	Delaware
DRH - HWY 114, LLC (f/k/a DRH Regrem XLI, LLC)	Delaware
DRH - Michigan CV, LLC (f/k/a DRH Regrem LV, LLC)	Delaware
DRH Cambridge Homes, LLC	Delaware

Exact Name of Guarantor Subsidiary	Jurisdiction of Formation

DRH Construction, Inc.	Delaware
DRH Phoenix Construction, Inc. (f/k/a (i) DRH Phoenix East Construction, Inc. and (ii) CHI Construction Company)	Arizona
DRH Regrem VII, LP	Texas
DRH Regrem XII, LP	Texas
DRH Regrem XV, Inc.	Delaware
DRH Regrem XVI, Inc.	Delaware
DRH Regrem XVII, Inc.	Delaware
DRH Regrem XVIII, Inc.	Delaware
DRH Regrem XIX, Inc.	Delaware
DRH Regrem XX, Inc.	Delaware
DRH Regrem XXI, Inc.	Delaware
DRH Regrem XXII, Inc.	Delaware
DRH Regrem XXIII, Inc.	Delaware
DRH Regrem XXIV, Inc.	Delaware
DRH Regrem XXV, Inc. (f/k/a (i) D.R. Horton VEN, Inc., (ii) D.R. Horton, Inc. - Los Angeles and (iii) D.R. Horton, Inc. - Chicago)	Delaware
DRH Regrem LVI, LLC	Delaware
DRH Regrem LVII, LLC	Delaware
DRH Regrem LVIII, LLC	Delaware
DRH Regrem LIX, LLC	Delaware
DRH Regrem LX, LLC	Delaware
DRH Regrem LXI, LLC	Delaware
DRH Regrem LXII, LLC	Delaware
DRH Regrem LXIII, LLC	Delaware
DRH Regrem LXIV, LLC	Delaware
DRH Regrem LXV, LLC	Delaware
DRH Southwest Construction, Inc. (f/k/a DRH Land Company, Inc.)	California
DRH Tucson Construction, Inc. (f/k/a DRH - California, Inc.)	Delaware
HPH Homebuilders 2000 L.P.	California
KDB Homes, Inc.	Delaware
Lexington Homes - DRH, LLC (f/k/a DRH Regrem XXXIV, LLC)	Delaware
Meadows I, Ltd.	Delaware
Meadows II, Ltd.	Delaware
Meadows VIII, Ltd.	Delaware

Exact Name of Guarantor Subsidiary	Jurisdiction of Formation

Meadows IX, Inc.	New Jersey
Meadows X, Inc.	New Jersey
Melody Homes, Inc.	Delaware
Pacific Ridge - DRH, LLC (f/k/a (i) D.R. Horton - Seattle North, LLC and (ii) DRH Regrem XXVIII, LLC)	Delaware
Pensacola Land Company, LLC (f/k/a DRH Regrem XLVII, LLC)	Delaware
Schuler Homes of Arizona LLC	Delaware
Schuler Homes of California, Inc.	California
Schuler Homes of Oregon, Inc.	Oregon
Schuler Homes of Washington, Inc.	Washington
SGS Communities at Grande Quay L.L.C.	New Jersey
SHLR of California, Inc.	California
SHLR of Nevada, Inc.	Nevada
SHLR of Washington, Inc.	Washington
SRHI LLC	Delaware
SSHI LLC	Delaware
Vertical Construction Corporation (f/k/a Lokelani Construction Corporation)	Delaware
Walker Drive, LLC (f/k/a DRH Regrem XXXVII, LLC)	Delaware
Western Pacific Housing-Antigua, LLC (f/k/a Western Pacific Housing - Eastlake, LLC)	Delaware
Western Pacific Housing-Broadway, LLC	Delaware
Western Pacific Housing-Canyon Park, LLC	Delaware
Western Pacific Housing-Carrillo, LLC	Delaware
Western Pacific Housing-Communications Hill, LLC	Delaware
Western Pacific Housing-Copper Canyon, LLC (f/k/a Agoura II, LLC)	Delaware
Western Pacific Housing-Creekside, LLC	Delaware
Western Pacific Housing-Lomas Verdes, LLC	Delaware
Western Pacific Housing-McGonigle Canyon, LLC (f/k/a Western Pacific Housing-Carlsbad II, LLC)	Delaware
Western Pacific Housing - Mountaingate, L.P.	California
Western Pacific Housing-Norco Estates, LLC	Delaware
Western Pacific Housing-Pacific Park II, LLC	Delaware
Western Pacific Housing-Park Avenue East, LLC	Delaware
Western Pacific Housing-Park Avenue West, LLC	Delaware
Western Pacific Housing-Playa Vista, LLC	Delaware
Western Pacific Housing-River Ridge, LLC	Delaware

Exact Name of Guarantor Subsidiary	Jurisdiction of Formation

Western Pacific Housing-Terra Bay Duets, LLC	Delaware
Western Pacific Housing-Torrey Meadows, LLC	Delaware
Western Pacific Housing-Torrey Village Center, LLC	Delaware
Western Pacific Housing-Windemere, LLC (f/k/a Western Pacific Housing-Glacier, LLC)	Delaware
Western Pacific Housing, Inc. (f/k/a Schuler Homes Holdco, Inc.)	Delaware
Western Pacific Housing Management, Inc. (f/k/a Western Pacific Housing, Inc. (CA))	California
WPH-Camino Ruiz, LLC	Delaware